Exhibit 3.1 (xxix)

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 2234044

The Registrar of Companies for England and Wales hereby certifies that

MACAW (SOFT DRINKS) LIMITED

having by special resolution changed its name, is now incorporated under the name of

COTT (NELSON) LIMITED

Given at Companies House, Cardiff, the 25th May 2006

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

No. 2234044

I hereby certify that

SANDING LIMITED

having by special resolution changed its name, is now incorporated under the name of

MACAW (SOFT DRINKS) LIMITED

Given under my hand at the Companies Registration Office,

Cardiff the 26 FEBRUARY 1990

/s/ M. Moss
MRS. M. MOSS an authorised officer

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CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

No. 2234044

I hereby certify that

SANDING LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the Company is limited.

Given under my hand at the Companies Registration Office, Cardiff the 22 MARCH 1988

/S/ G.J. STAGG (Mrs)
MRS. G.J. STAGG an authorised officer